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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2002

FIRST CONSULTING GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	0-23651 (Commission File Number)	95-3539020 (IRS Employer Identification Number)
111 W. Ocean Blvd. 4th Floor, Long Beach, CA (Address of principal executive offices)		90802 (Zip Code)

(562) 624-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

        Walter J. McBride, our Executive Vice President, Practice Support and Chief Financial Officer, was appointed Executive Vice President and General Manager of FCG's Life Sciences Business Unit effective October 30, 2002. He was previously serving in that role since July 2002 on an interim basis. We have commenced a search for a new Chief Financial Officer. Until his successor is hired, Mr. McBride will continue to serve in that role. He will also continue to serve on FCG's management Executive Committee in his new role.

        Effective November 1, 2002, Steven Lazarus resigned from our Audit Committee due to family health issues. Mr. Lazarus remains a member of our Board of Directors. We have commenced a search for a new Board member who is qualified under applicable SEC and Nasdaq rules to serve on our Audit Committee. Pending appointment of a new committee member, the Audit Committee shall consist of two members (Stanley R. Nelson and Jack O. Vance), each of whom currently meets "independence" requirements under Nasdaq rules.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.
Dated: December 9, 2002	/s/ MICHAEL A. ZUERCHER Michael A. Zuercher Vice President, General Counsel & Secretary

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Item 5. Other Events and Regulation FD Disclosure
SIGNATURES